UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 11, 2013

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 11, 2013, Mattel, Inc. (“Mattel”) entered into the Sixth Amended and Restated Credit Agreement (the “credit facility”), by and among Mattel, as borrower, Bank of America, N.A., as administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and Citigroup Global Markets Inc., as joint lead arrangers and joint book managers, Wells Fargo Bank, N.A. and Citibank N.A., as co-syndication agents, Société Générale, Union Bank, Mizuho Corporate Bank, Ltd. and Royal Bank of Canada, as co-documentation agents, and the other financial institutions party thereto.

The credit facility amended and restated Mattel’s Fifth Amended and Restated Credit Agreement, dated as of March 8, 2011, to, among other things, (i) extend the maturity date of the credit facility to March 12, 2018, (ii) increase aggregate commitments under the credit facility to $1.60 billion, with an “accordion feature,” which allows Mattel to increase the aggregate availability under the credit facility to $1.85 billion under certain circumstances, (iii) decrease the applicable interest rate margins to a range of 0.00% to 0.75% above the applicable base rate for base rate loans, and 0.875% to 1.75% above the applicable LIBOR rate for Eurodollar rate loans, in each case depending on Mattel’s senior unsecured long-term debt rating, and (iv) decrease commitment fees to a range of 0.08% to 0.275% of the unused commitments under the credit facility.

Many of the lenders party to the credit facility and their respective affiliates have various banking arrangements with Mattel in the ordinary course of business, for which they receive customary fees and expenses.

The foregoing summary of the credit facility is qualified in its entirety by reference to the actual text of such agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None

(b)	Pro forma financial information: None

(c)	Shell company transactions: None

(d)	Exhibits:

Exhibit No.	Exhibit Description

10.1	Sixth Amended and Restated Credit Agreement dated as of March 11, 2013, by and among Mattel, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Book Managers, Wells Fargo Bank, N.A. and Citibank N.A., as Co-Syndication Agents, Société Générale, Union Bank, Mizuho Corporate Bank, Ltd. and Royal Bank of Canada, as Co-Documentation Agents, and the other financial institutions party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.
Registrant

By:	/s/ Robert Normile
	Name:	Robert Normile
	Title:	Executive Vice President, Chief Legal Officer and Secretary

Dated: March 11, 2013

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